Exhibit 10.40

Portola Pharmaceuticals, Inc.
Stock Option Grant Notice
Inducement Plan

Portola Pharmaceuticals, Inc. (the “Company”), pursuant to its Inducement Plan (the “Plan”), hereby awards to Participant a Stock Option Award (the “Award”) in respect of the number of shares set forth below.  The Award is subject to all of the terms and conditions as set forth herein, including the Vesting Criteria set forth below, the Plan and the Option Agreement (the “Option Agreement”).  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Option Agreement, as applicable.  Except as provided herein, in the event of any conflict between such provisions, the terms of the Plan shall control.

Participant:	%%FIRST_NAME %-% %%MIDDLE_NAME%-% %%LAST_NAME%-%
Participant ID:	%%EMPLOYEE_IDENTIFIER%-%
Grant Number:	%%OPTION_NUMBER%-%
Date of Grant:	%%OPTION_DATE,’Month DD, YYYY’%-%
Number of Shares Subject to Award:	%%TOTAL_SHARES_GRANTED,’999,999,999’%-%
Option Price:	%%OPTION_PRICE,’$999,999,999.99’%-%
Total Option Price:	%%TOTAL_OPTION_PRICE,’$999,999,999.99’%-%
Grant Type:	Nonstatutory Stock Option

Vesting Terms: Stock options subject to the Award shall become vested and exercisable as described below:

Shares	Vest Type	Full Vest	Expiration
%%SHARES_PERIOD1,’999,999,999’%-%	%%VEST_TYPE_PERIOD1%-%	%%VEST_DATE_PERIOD1,’Month DD, YYYY’%-%	%%EXPIRE_DATE_PERIOD1,’Month DD, YYYY’%-%
%%decode(SHARES_PERIOD2, 0, null, SHARES_PERIOD2),’999,999,999’%-%	%%VEST_TYPE_PERIOD2%-%	%%VEST_DATE_PERIOD2,’Month DD, YYYY’%-%	%%EXPIRE_DATE_PERIOD2,’Month DD, YYYY’%-%

Stock options which do not become vested and exercisable during the relevant vesting term set forth above will be forfeited.

For the avoidance of doubt, for purposes of a Change in Control, this Award, including any unvested and/or unexercised portion hereof, shall continue in effect or otherwise be subject to disposition under the transaction agreement as a Stock Award, pursuant to Section 9(c) of the Plan (relating to Corporate Transactions).

Notwithstanding the foregoing, if, within twelve (12) months following a Change in Control, Participant’s employment is terminated by the Company without Cause or by Participant for Good Reason, this Award shall become fully vested and exercisable as of the date of such termination.  For the avoidance of doubt, a termination by reason of death or Disability shall not constitute a termination without Cause or for Good Reason.  For purpose of this paragraph, the following defined terms will be applicable:

“Cause” shall mean Participant’s (a) continued willful and material failure to perform his or her duties or follow lawful and reasonable directions following written notice of such failure from Participant’s direct supervisor; (b) conviction of, or plea of guilty or nolo contendere to, a felony or any crime involving moral turpitude or dishonesty; (c) willful engaging in gross misconduct that is materially and demonstrably injurious to the Company; or (d) material breach of Participant’s obligations under Participant’s Proprietary Information and Inventions Agreement or Confidentiality Agreement (or similar obligations under applicable law or other agreement with the Company).

“Good Reason” shall mean Participant’s resignation from all positions Participant then holds with the Company, if such resignation occurs following: (a) decrease in Participant’s total target cash compensation (base and bonus) of more than 10% (other than a reduction that is made in connection with a general compensation reduction at similar levels for similarly situated employees of the Company), which reduction Participant and the Company acknowledge would be a material diminution in Participant’s base compensation and a material breach by the Company of Participant’s employment terms with the Company; (b) diminishment of Participant’s duties or responsibilities (not to include a mere change in title or in reporting relationships); or (c) an increase in Participant’s round trip driving distance of more than fifty (50) miles from Participant’s principal personal residence to the principal office or business location at which Participant is required to perform services that is caused by the Company (except for required business travel to the extent generally consistent with Participant’s prior business travel obligations).  Participant will not be deemed to have resigned for Good Reason if the Company survives as a separate level entity or business unit following the Change in Control and Participant holds substantially the same position in such legal entity or business unit as he or she held before the Change in Control.  In order to have a termination for Good Reason, (1) Participant must notify the Company in writing, within sixty (60) days after the occurrence of one of the foregoing events, specifying the event(s) constituting Good Reason and that he or she intends to terminate his or her employment no earlier than thirty (30) days after providing such notice; (2) the Company does not cure such condition within thirty (30) days following its receipt of such notice or states unequivocally in wiring that it does not intend to attempt to cure such condition; and (3) Participant resigns from employment within thirty (30) days following the end of the period within which the Company was entitled to remedy the condition constituting Good Reason but failed to do so.

Additional Terms/Acknowledgements:  The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Option Agreement and the Plan.  Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Option Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersedes all prior oral and written agreements on that subject.

Portola Pharmaceuticals, Inc.	Participant

By: /s/ Portola Pharmaceuticals, Inc.
Signature	Signature

Date:	Date:

Attachments:	Option Agreement and Inducement Plan

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